EXHIBIT 31.2

Rule 13(a) – 14(a) / 15(d) –14(a) Certification

I, Kevin Spink, certify that:

1.  I have reviewed this Amendment No. 1 to the annual report on Form 10-K of First Northern Community Bancorp; and

2.  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 19, 2021

/s/ Kevin Spink
Kevin Spink
Executive Vice President/ Chief Financial Officer